Exhibit 99.1

NEWS RELEASE

Contact:	Stacy Feit
Investor Relations
Tel: 213-486-6549
Email: investor_relations@mflex.com

MFLEX ANNOUNCES PRELIMINARY FISCAL 2013 THIRD

QUARTER FINANCIAL RESULTS AND

PROVIDES FISCAL 2013 FOURTH QUARTER OUTLOOK

Fiscal 2013 Third Quarter Results Conference Call to be Held on August 8, 2013

Irvine, CA, July 25, 2013 – Multi-Fineline Electronix, Inc. (NASDAQ: MFLX), a leading global provider of high-quality, technologically advanced flexible printed circuits and value-added component assembly solutions to the electronics industry, today reported preliminary financial results for its fiscal third quarter ended June 30, 2013.

The Company expects net sales in the third quarter of fiscal 2013 to be approximately $136 million, below the Company’s guidance range of $155 to $185 million. As a result of the lower revenues, gross margin during the third quarter of fiscal 2013 is expected to be approximately (3.1) percent, compared to the Company’s guidance of approximately breakeven. The Company expects to report cash and cash equivalents of $114.1 million, or $4.76 per diluted share, and $73.6 million in inventory.

For the fourth quarter of fiscal 2013, the Company expects net sales to range between $195 and $215 million and gross margin to range between 1 to 3 percent based on production build plans, projected sales volume and anticipated product mix.

Reza Meshgin, Chief Executive Officer of MFLEX commented, “Our third quarter results reflect continued soft conditions in the mobility market. While we had contemplated this in our outlook, we expected a back-end loaded quarter with an acceleration of orders in June. In addition to challenging market conditions which caused one program with a newer customer not to track as expected, the June demand uptick did not materialize as the start-up of a number of new programs shifted into our fourth quarter. As a result, the reduced sales level and further overhead under-absorption negatively impacted our gross margin during the quarter.”

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“In addition, our sales results and mix reflect a more selective approach toward program opportunities. We deemphasized production of lower-margin programs in an effort to pursue the most profitable opportunities going forward,” continued Mr. Meshgin.

Mr. Meshgin concluded, “Based on the current timing of new program ramps, we believe our third quarter results will serve as an inflection point as we now anticipate a rebound in revenue and margin in the fourth quarter with continued momentum into fiscal 2014. We are, however, cognizant of the volatile operating environment which has been reducing near-term visibility, and therefore continue to focus on managing costs and inventory as prudently as possible. Looking ahead, we are committed to further diversifying our customer and product base to support our longer-term growth objectives.”

The Company expects to record the following non-cash charges during the third quarter: a $7.5 million goodwill impairment charge and a $3.1 million charge to reflect a valuation allowance to reduce the value of certain deferred tax assets. The Company also expects to record approximately $9.6 million in additional stock-based compensation expense resulting from the change in control that was deemed to occur under the terms of the Company’s stock incentive plan following the acquisition of the Company’s majority shareholder, WBL Corporation Limited.

Conference Call

MFLEX will host a conference call at 5:30 p.m. Eastern time (2:30 p.m. Pacific time) on August 8, 2013 to review its final fiscal 2013 third quarter financial results. The Company’s financial results are expected to be released at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) the same day and will be posted on the Company’s website at www.mflex.com. The dial-in number for the call in North America is 1-877-941-6009 and 1-480-629-9866 for international callers. The call also will be webcast live on the Internet and can be accessed by logging onto www.mflex.com.

The webcast will be archived on the Company’s website for at least 60 days following the call. An audio replay of the conference call will be available for seven days beginning at 8:30 p.m. Eastern time (5:30 p.m. Pacific time) on August 8, 2013. The audio replay dial-in number for North America is 1-800-406-7325 and 1-303-590-3030 for international callers. The replay passcode is 4631141.

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About MFLEX

MFLEX (www.mflex.com) is a global provider of high-quality, technologically advanced flexible printed circuits and value-added component assembly solutions to the electronics industry. The Company is one of a limited number of manufacturers that provides a seamless, integrated end-to-end flexible printed circuit solution for customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. The Company targets its solutions within the electronics market and, in particular, focuses on applications where flexible printed circuits are the enabling technology in achieving a desired size, shape, weight or functionality of an electronic device. Current applications for the Company’s products include smartphones, tablets, computer/data storage, portable bar code scanners and other consumer electronic devices. MFLEX’s common stock is quoted on the Nasdaq Global Select Market under the symbol MFLX.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include, but are not limited to, statements and predictions regarding: revenue; net sales; sales; net income; profitability; gross margins; demand forecasts; impairment charges and asset write-downs; stock-based compensation expenses; expansion and diversification of the Company’s customer base and product base; and the ramping of new programs. Additional forward-looking statements include, but are not limited to, statements pertaining to other financial items, plans, strategies or objectives of management for future operations, the Company’s future operations and financial condition or prospects, and any other statement that is not historical fact, including any statement which is preceded by the words “forecast,” “guidance,” “preliminary,” “scheduled,” “assume,” “can,” “will,” “plan,” “should,” “expect,” “estimate,” “aim,” “intend,” “look,” “project,” “foresee,” “target,” “anticipate,” “may,” “believe,” or similar words. Actual events or results may differ materially from those stated or implied by the Company’s forward-looking statements as a result of a variety of factors including the final review by the Company and its auditors of the financial results for the quarter; the effect of the economy and seasonality on the demand for electronic devices; the Company’s success with new and current customers, those customers’ success in the marketplace and usage of flex in their products; demand for the Company’s products; product mix; the Company’s effectiveness in managing manufacturing processes, costs and yields; the ramping and launch of new programs; currency fluctuations; pricing pressure; the Company’s ability to manage quality assurance; the degree to which the Company is able to utilize available manufacturing capacity, enter into new markets and execute its strategic plans; electricity, material and component shortages; the impact of natural disasters, competition and technological advances; the outcome of tax audits; labor issues in the jurisdictions in which the Company operates; and

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other risks detailed from tip1me to time in the Company’s SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. These forward-looking statements represent management’s judgment as of the date of this news release. The Company disclaims any intent or obligation to update these forward-looking statements.

Multi-Fineline Electronix, Inc. Expected Product Mix

	Three Months Ended June 30,
	2013	2012
Smartphones	78%	52%
Tablets	13%	41%
Consumer Electronics	8%	2%

Multi-Fineline Electronix, Inc. Expected Customer Revenue Contribution

	Three Months Ended June 30,
	2013	2012
“OEM C”	59%	73%
“OEM D”	23%	12%
Newer Customers	15%	9%

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